UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 1, 2023

Lancaster Colony Corporation

(Exact name of registrant as specified in its charter)

Ohio	000-04065	13-1955943
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

380 Polaris Parkway	Suite 400
Westerville	Ohio	43082
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (614) 224-7141

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	LANC	NASDAQ Global Select Market

Indicate by a check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§240.12b-2 of this chapter). Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the previously announced resignation of David S. Nagle from T. Marzetti Company, a wholly-owned subsidiary of Lancaster Colony Corporation (the “Company”), the Company and Mr. Nagle entered into an Agreement for Severance and Release (the “Severance Agreement”), effective February 1, 2023. Mr. Nagle’s employment with T. Marzetti Company will end, effective February 28, 2023 (the “Final Date of Employment”). In consideration for Mr. Nagle’s agreement to enter into a general release and certain other standard terms and conditions, the Company will provide Mr. Nagle with the following separation pay and benefits:

(i) twelve months of Mr. Nagle’s annual base salary will be payable to Mr. Nagle over the Company’s regularly scheduled payroll cycle;

(ii) a prorated bonus for the fiscal year ending June 30, 2023 will be payable to Mr. Nagle, which amount will be calculated based on the actual bonus determined pursuant to the Company’s bonus plan in the normal course of business and prorated through the Final Date of Employment;

(iii) two-thirds of Mr. Nagle’s outstanding restricted stock awards issued on February 23, 2021 and August 17, 2021 will be issued to Mr. Nagle as if vesting occurred on the Final Date of Employment;

(iv) the remaining one-third of Mr. Nagle’s outstanding stock appreciation rights issued on February 23, 2021 will be issued to Mr. Nagle as if vesting occurred on the Final Date of Employment;

(v) one-third of the target value on the grant date of Mr. Nagle’s outstanding performance units issued on August 17, 2021 will be payable to Mr. Nagle within thirty days after the Final Date of Employment; and

(vi) monthly payments equal to the percentage share of medical and dental insurance premiums paid by the Company for other salaried employees until the later of twelve months or such time as Mr. Nagle commences employment with a new employer offering health benefits.

The foregoing separation pay and benefits are contingent upon Mr. Nagle’s satisfactory performance of certain transition services through the Final Date of Employment. Pursuant to the terms of the Severance Agreement, Mr. Nagle also agreed to certain confidentiality and non-disparagement covenants.

The foregoing description of the Severance Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Severance Agreement, which is filed as Exhibit 10.1 and attached hereto.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Agreement for Severance and Release, effective February 1, 2023, between the Company and Dave Nagle.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lancaster Colony Corporation

Date: February 3, 2023	By:	/s/ Matthew R. Shurte
	Name:	Matthew R. Shurte
	Title:	General Counsel and Secretary